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                              ACCOUNTANTS' CONSENT


We have issued our report dated June 17, 2002, which is included in Amendment No. 3 to Forms AC and SB-2 to be filed with the Office of Thrift Supervision and the Securities and Exchange Commission on or about July 18, 2002. We consent to the use of our name as it appears in the section captioned "Experts."


                                                  /s/ Grant Thornton LLP
                                                  --------------------------
                                                      Grant Thornton LLP




Cincinnati, Ohio
July 16, 2002